UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
January 12, 2021

GTT Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35965	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place
Suite 1450
McLean	Virginia	22102
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (703) 442-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	GTT	The New York Stock Exchange
Series A Junior Participating Cumulative Preferred Stock Purchase Rights
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in GTT Communications, Inc.’s (the “Company”) Current Report on Form 8-K filed on December 29, 2020, pursuant to the delayed draw conditions of that certain Priming Facility Credit Agreement, dated as of December 28, 2020 (the “Priming Credit Agreement”), among the Company, GTT Communications B.V., the lenders party thereto and Delaware Trust Company, as administrative agent and collateral agent, the Company is required to, among other things, appoint an additional director to the board of directors (the “Board”) of the Company and to the Strategic Planning Committee of the Board (the “Strategic Planning Committee”) by January 15, 2021.

On January 12, 2021, the Board appointed Eugene Davis to each of the Board and the Strategic Planning Committee, effective January 12, 2021. The Board designated Mr. Davis to serve until his successor is duly appointed, or until his earlier death, resignation or removal.

Mr. Davis, age 65, has been the Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a privately held consulting firm specializing in turnaround management, merger and acquisition consulting, hostile and friendly takeovers, proxy contests and strategic planning advisory services for domestic and international public and private business entities since 1999. From 1990 to 1997, Mr. Davis was the President, Vice Chairman and a director of Emerson Radio Corporation, a consumer electronics company. From 1996 to 1997, Mr. Davis was the Chief Executive Officer and Vice Chairman of Sport Supply Group, Inc., a direct-mail marketer of sports equipment. Mr. Davis currently serves as Chairman of the Board of Directors of FTS International, Inc., and as a director of Hycroft Mining Corporation, where he is Chairman of the Nominating and Governance Committee and a member of the Audit Committee. During the past five years, Mr. Davis has served as a director of the following public or formerly public companies: Montage Resources Corp., Seadrill Limited, VICI Properties Inc., Verso Corporation, ALST Casino Holdco, LLC, Atlas Air Worldwide Holdings, Inc., Atlas Iron Limited, The Cash Store Financial Services, Inc., Dex One Corp., Genco Shipping & Trading Limited, Global Power Equipment Group, Inc., Goodrich Petroleum Corp., Great Elm Capital Corp., GSI Group, Inc., Hercules Offshore, Inc., HRG Group, Inc., Knology, Inc., SeraCare Life Sciences, Inc., Spansion, Inc., Spectrum Brands Holdings, Inc., Titan Energy LLC, Trump Entertainment Resorts, Inc., U.S. Concrete, Inc. and WMIH Corp. The Company believes that Mr. Davis’s extensive financial, turnaround management and public company board expertise qualify him to serve as one of our directors.

Mr. Davis will receive a monthly cash retainer of $30,000, payable in advance of the month, for his service as a member of the Strategic Planning Committee. Mr. Davis will not receive any additional compensation for his service on the Board.

In addition, the Board approved the entry into an indemnification agreement with Mr. Davis in substantially the form attached as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 28, 2020. The description of the Company’s form of indemnification agreement included in the Company’s Current Report on Form 8-K filed on October 28, 2020 and Exhibit 10.3 thereto are incorporated herein by reference.

Except as described above, there are no arrangements or understandings between Mr. Davis and any other persons pursuant to which he was appointed as director. With respect to Item 404(a) of Regulation S-K, there are no related party transactions involving Mr. Davis that would be required to be reported.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 13, 2021

GTT Communications, Inc.

		By:	/s/ Donna Granato
Donna Granato
Interim Chief Financial Officer